Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Vapotherm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	43,809,504(1)	$0.8761(2)	$38,381,506.50	0.00011020	$4,229.65

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$38,381,506.50		$4,229.65

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$4,229.65

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 43,809,504 shares of the Registrant’s common stock, which consists of (i) 17,502,244 outstanding shares of common stock, (ii) 4,402,508 shares of common stock issuable upon the exercise of outstanding pre-funded warrants and (iii) 21,904,752 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby and shares of common stock issuable upon exercise of pre-funded warrants and warrants also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on March 3, 2023, as reported on The New York Stock Exchange.